UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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WHITTIER ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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* To be voted on at the Annual Meeting of Stockholders

333 Clay Street, Suite 700
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Whittier Energy Corporation:

The 2006 Annual Meeting of Stockholders of Whittier Energy Corporation will be held on Tuesday, June 27, 2006, at 10:00 a.m., Houston time, in the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas, for the following purposes:

(1)         To elect the members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders; and

(2)         Transaction of such other business as may properly come before such meeting or any adjournment(s) thereof.

Holders of record of the Company’s common stock as of the close of business on May 1, 2006 are entitled to notice of, and to vote at, the annual meeting. A complete list of these stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the annual meeting.

You are cordially invited to attend the annual meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. You may vote by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors,
Dallas Parker
Secretary
April 28, 2006
Houston, Texas

i

WHITTIER ENERGY CORPORATION
333 Clay Street, Suite 700
Houston, Texas 77002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 27, 2006, 10:00 a.m. Local Time

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Stockholders of Whittier Energy Corporation. The Annual Meeting will be held on Tuesday, June 27, 2006. In this proxy statement, Whittier Corporation is referred to as the “Company” or “Whittier.” This proxy statement and the enclosed proxy card are first being mailed to stockholders of record on or about May 15, 2006.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas, 77002, on Tuesday, June 27, 2006, at 10:00 a.m. Houston time.

Who may vote?

You may vote if you were the record holder of Whittier common stock as of the close of business on May 1, 2006, the record date for the meeting. Each share of Whittier common stock is entitled to one vote at the meeting. On the record date, there were 12,515,265 shares of common stock outstanding and entitled to vote at the meeting.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the meeting. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Company stock, such as a current bank or brokerage account statement reflecting ownership as of the record date for the meeting, to be admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What am I voting on?

You are voting on the election of seven individuals to Whittier’s Board of Directors and any other business properly coming before the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of the nominees for director.

What happens if I withhold my vote for an individual director?

Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Can I vote on other matters?

Whittier’s By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Why should I vote?

Your vote is very important. Regardless of the number of shares you hold, the Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Assistant Secretary written notice of your revocation or by submitting a later-dated proxy. If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director. Michael B. Young, our Chief Financial Officer, Treasurer and Assistant Secretary, will act as the Inspector of Elections for the annual meeting and will tabulate the stockholder votes, abstentions and broker “non-votes” at the meeting. Cumulative voting is not authorized.

Is my vote confidential?

Yes. All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators and the inspectors of election are required to execute confidentiality agreements.

Who is paying for this solicitation?

Whittier will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Whittier also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Whittier common stock. No additional fee beyond the $1,000 monthly fee paid to American Stock Transfer & Trust Company, or AST, to act as Whittier’s transfer agent, together with AST’s out-of-pocket expenses, will be paid to AST. We have not engaged any proxy solicitor in connection with the Annual Meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The NASDAQ Marketplace Rules permit brokers to vote their customers’ shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are routine matters?

The election of directors is a routine matter on which brokers may vote even if they have not received instructions from their customers. Non-routine matters are matters such as stockholder proposals, although there are no stockholder proposals under consideration at the Annual Meeting.

How many votes are needed to approve the proposal to elect the seven incumbent directors?

Directors are elected by plurality vote. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the votes for or against the election of a director. All other proposals will be approved if a majority of the shares present in person or by proxy are cast for the proposal. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against the proposal. Broker non-votes will not be considered present at the meeting with respect to the proposals and so will have no effect on the approval of proposals.

Could other matters be decided at the meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than the proposal to elect the seven incumbent directors. However, if any other matters arise at the Annual Meeting, the person named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the meeting?

We will announce voting results at the meeting, and we will publish the final results in our quarterly report for the second quarter of 2006. You can get a copy of this and other reports free of charge on the Company’s website at www.whittierenergy.com, or by contacting our Investor Relations Department at info@whittierenergy.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors

Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board. The current authorized number of directors is seven. Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

All of the nominees are currently directors of the Company. The board of directors recommends that the seven nominees listed below be elected to hold office until the 2007 annual meeting of stockholders or until their respective successors have been duly elected and qualified. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

There were no third party fees paid by us to assist in the process of identifying or evaluating candidates. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the board of directors and the shares represented by the proxies will be voted for such substitute nominee, unless the board elects to reduce the number of directors. The nominees listed below have consented to being nominated and to serve if elected, and we anticipate that all director nominees will attend the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES:

JAMES A. JEFFS, age 53, has been Chairman of the board of directors of the Company since September 2003 and served as a director of Whittier Energy Company, a subsidiary of the Company, since 1997. Mr. Jeffs has served as Managing Director and Chief Investment Officer for The Whittier Trust Company, a company providing financial and fiduciary services to high net worth individuals, since 1994. Mr. Jeffs also served as the Co-Chairman of the board of directors of Chaparral Resources, Inc., an oil and gas exploration and production company, from May 1999 until May 2002, and as Chairman and Chief Executive Officer from May 2002 until October 2002. From 1993 to 1994, Mr. Jeffs was a Senior Vice President of Union Bank of California. Mr. Jeffs was the Chief Investment Officer of Northern Trust of California, N.A., a trust and investment management company, from 1992 to 1993. Mr. Jeffs was Chief Investment Officer and Senior Vice President of Trust Services of America, a trust and investment management company, from 1988 to 1992 and served as President and Chief Executive Officer of TSA Capital Management, an institutional investment management company, during that period.

BRYCE W. RHODES, age 53, has served on the Company’s board of directors and as President and Chief Executive Officer since September 2003. Mr. Rhodes was a Vice President of Whittier Energy Company since its incorporation in 1991 through September 2003. In that capacity, he managed all aspects of its acquisitions and exploration investments and its day to day activities. Since April 1999, he has served on the board of directors of PYR Energy Corporation, a public oil and gas exploration company. Mr. Rhodes also served as an investment analyst for the M.H. Whittier Corporation, an independent oil company, from 1985 until 1991.

DAVID A. DAHL, age 44, has been a director of the Company since September 2003. Mr. Dahl served Whittier Energy as a director since 1997, as President from 1997 until September 2003, and as Secretary from August 1997 until May 1998. Since 1996, Mr. Dahl has served as the President of Whittier Ventures LLC, a private investment entity. Since 1993, Mr. Dahl has been a Vice President of The Whittier Trust Company, a company providing financial and fiduciary services to high net worth individuals. From 1990 to 1993, Mr. Dahl was a Vice President of Merus Capital management, an investment firm.

CHARLES O. BUCKNER, age 61, has served as a director of the Company since September 2003. Mr. Buckner retired from Ernst & Young LLP, a public accounting firm, in 2002 after serving 35 years in a variety of direct client service and administrative roles while based in Houston, Texas, Cleveland, Ohio and Moscow, Russia. Mr. Buckner’s client service roles were largely accounting and audit related, serving as the coordinating partner to a variety of clients, primarily in the energy business as producers, refiners, pipelines, and service companies. Mr. Buckner’s administrative duties included co-chairmanship of Ernst & Young’s global energy group and chairmanship of the US, Houston, and Russian energy, chemical and utility practices. Mr. Buckner has also served as a director of Horizon Offshore, Inc., a provider of marine construction services to the oil and gas industry, since December 2003 and is presently active with personal investment projects and charitable activities.

DAVID B. KILPATRICK, age 56, is President of Kilpatrick Energy Group, which provides management consulting services and invests in oil and gas ventures. He has over thirty years of executive, management, and operating experience in the oil and gas industry. He is Chairman of the Board of PYR Energy, and also serves on the Board of Directors of Cheniere Energy. He was formerly President of Monterey Resources, Inc., the largest independent oil and gas company in California until its merger with Texaco. His career has included assignments with majors and independents in California, Texas, Alaska, and foreign countries. He has served as President of the California Independent Petroleum Association and is currently a Director of the Independent Oil Producers Agency. He is a member of the Society of Petroleum Engineers and the American Petroleum Institute. Mr. Kilpatrick earned a Bachelor of Science Degree in Petroleum Engineering from the University of Southern California and a Bachelors Degree in Geology and Physics from Whittier College.

RAY R. SEEGMILLER, age 71, is the former Chairman, CEO and President of Cabot Oil & Gas Corporation, a leading NYSE listed natural gas producer and marketer, where he served in executive officer roles from 1995-2002. In addition Ray was past president of the Domestic Petroleum Council from 2000-2002. He owned and operated RCS Enterprises, Inc. in Houston, Texas from 1993-1995 and was President and CEO of Terry Petroleum, a Houston based private oil and gas producer from 1988-1993. Mr. Seegmiller held various executive officer positions including President and CEO with Marathon Manufacturing Company, a NYSE listed manufacturing conglomerate from 1963-1988. He served as Division Controller for Southwest Forest Industries, Los Angeles, California and was Auditor, Tax Staff and Administrative Services Staff for Arthur Andersen & Company, Chicago, Illinois. Mr. Seegmiller earned a Bachelor of Business Administration from Drake University, Des Moines, Iowa with a major in accounting. He is a Certified Public Accountant in the State of Texas.

ARLO G. SORENSEN, age 66, has been a director of the Company since September 2003. Mr. Sorensen has served the Whittier family in many capacities over his career, as the Chief Executive Officer of the Whittier family office, as a trustee and consultant on various family initiatives and as an officer and director of several private foundations. Mr. Sorensen has been the Chairman of The Whittier Trust Company since its founding in 1989. Mr. Sorensen was the President of the M.H. Whittier Corporation, an independent oil company, from 1984 until 1996. Mr. Sorensen was also a Vice President and Chief Financial Officer of Belridge Oil Company, an independent oil company, from 1968 to 1979, when it was sold to Shell Oil. Mr. Sorensen serves on the board of directors of St. Martin’s Land Company and several private start-up entities. He has served as a member on the President’s National Petroleum Council, Director of the Western States Petroleum Association, and as a President and Director of the Independent Oil Producers Agency.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The board of directors held seven meetings during 2005 and action was also taken by unanimous written consent on two occasions. During 2005, each incumbent director attended at least 75% of the total number of meetings of the board of directors or committees of the board on which he served during the period he was a member.

Board Independence

As required under the NASDAQ Marketplace Rules, all of the members of Whittier’s audit committee must be and are currently “independent” directors, subject to heightened independence requirements pursuant to the applicable NASDAQ rules and federal law. Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of Whittier or any of its subsidiaries; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of Whittier or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received more than $60,000 per year in direct compensation from Whittier or any of its subsidiaries other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by Grant Thornton LLP, the Company’s independent public accountants, or has worked for such firm in any capacity on Whittier’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Whittier executive officer serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, Whittier or any of its subsidiaries in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

Whittier’s board of directors has determined that each of Messrs. Buckner, Kilpatrick, Seegmiller and Sorensen is an independent director satisfying all the requirements for “independence” set forth in the NASDAQ Marketplace Rules. The independent directors meet in executive session without members of management on a regular basis. The independent directors have appointed Mr. Sorensen as the director to preside over these executive sessions.

Committees of the Board of Directors

The board of directors has established the following standing committees:

Executive Committee.   The Executive Committee has responsibility, as necessary or advisable from time to time, for the oversight and management of the business of the Company. The Executive Committee held 16 formal meetings during 2005 and is comprised of Messrs. Jeffs, Dahl, and Rhodes. The board of directors has adopted a formal written Executive Committee Charter and the board of directors reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee.   Whittier’s board of directors has established an audit committee whose purpose is to oversee its financial reporting and controls and to recommend to the board each year the appointment of an independent auditor. This committee met on five occasions during 2005. Prior to July 1, 2005, the audit committee was comprised of Messrs. Buckner, Dahl, and Sorensen. In connection with the appointment of Messrs. Kilpatrick and Seegmiller to the board of directors on June 15, 2005, Messrs. Dahl and Sorensen resigned as members of the committee and were replaced by Messrs. Kilpatrick and Seegmiller. The current members of the audit committee are Messrs. Buckner, Kilpatrick and Seegmiller with Mr. Buckner sitting as the current chairman of the audit committee. Whittier’s board of directors has adopted a formal written Audit Committee Charter and the audit committee reviews and reassesses the adequacy of the charter on an annual basis. In accordance with the audit committee’s charter, the primary functions of the audit committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain Whittier’s independent auditors, review and evaluate the performance, services, and fees of the independent auditors, pre-approve all audit and permitted non-audit services to be provided by the independent auditors, monitor the independence of the independent auditors, and produce a report for inclusion in Whittier’s proxy statement. Whittier’s independent auditor reports directly to the audit committee. The audit committee reviews and discusses quarterly reports from independent auditors regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between the independent auditors and management.

Whittier’s board of directors has determined that each of the current members of the audit committee is independent for purposes of serving on the audit committee under the applicable NASDAQ rules and federal law, and otherwise meets the requirements of the audit committee charter, the applicable NASDAQ rules, and the Code of Business Conduct and Ethics guidelines applicable to audit committee members. Whittier’s board of directors has also determined that each current member of the audit committee is financially literate under the applicable NASDAQ rules and that Mr. Buckner qualifies as an “audit committee financial expert” under such NASDAQ rules and Item 401(a) of Regulation S-B.

Compensation Committee.   Whittier’s board of directors established a compensation committee of the board of directors. The compensation committee is responsible for formulating and recommending to the full board of directors the compensation paid to Whittier’s executive officers, and to produce an annual report for inclusion in Whittier’s proxy statement. The compensation committee also administers Whittier’s stock option plans, including the Long-Term Incentive Plan and the Amended Fixed Number Stock Option Plan. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options granted automatically to non-employee directors. There were no compensation committee interlocks between the Company and any other entity during 2005.

Until July 1, 2005, the committee consisted of Messrs. Buckner, Sorensen, Jeffs, and Dahl. In connection with the appointment of Messrs. Kilpatrick and Seegmiller to the board of directors on June 15, 2005, Messrs. Jeffs and Dahl resigned as members of the compensation committee and Mr. Kilpatrick was appointed to that committee. The current members of the compensation committee, therefore, are Messrs. Buckner, Kilpatrick and Sorensen, with Mr. Sorensen serving as the current chair of the committee. Whittier’s board of directors has determined that each of the current members of the compensation committee is a “non-employee director” in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. Whittier’s board of directors has also determined that each member of the compensation committee are “independent” pursuant to the applicable NASDAQ rules and federal law. This committee met three times during 2005.

Selection of Board Nominees

Whittier does not presently maintain a nominating committee of the board of directors, but the board has adopted a policy with regard to the consideration of director candidates and the nomination process, as further described below. In lieu of a nominating committee, Whittier relies on the judgment of its independent directors to identify and select qualified candidates for election to the board. Messrs. Buckner, Kilpatrick, Seegmiller and Sorensen, who are deemed “independent” pursuant to applicable NASDAQ rules and federal law, are responsible for identifying and evaluating nominees to Whittier’s board of directors. Although Whittier’s board may adopt a nominating charter and authorize the establishment of a nominating committee in the future, the current board is relatively small and each independent director already serves on one or more committees. Consequently, Whittier has determined that the size and scope of the Company’s current operations do not warrant the creation of a nominating committee or the adoption of a charter at the present time.

Our independent directors identify and evaluate nominees to the board of directors according to the criteria outlined below:

Criteria For Re-election of Existing Board Members

Our independent directors consider the following criteria in recommending the nomination of individuals for re-election to the Company’s Board:

•       Record of past attendance at board of directors and committee meetings;

•       Ability to contribute to a positive, focused atmosphere in the board room;

•       Absence of any material cause for removal from the board of directors; and

•       Past contributions in service on the board of directors.

In addition, all nominees for re-election must evidence a desire and willingness to attend future board of directors and committee meetings. All decisions regarding whether to recommend the nomination of a director for re-election shall be within the sole discretion of the independent members of our Board.

Criteria For New Board Members

Our directors consider the following criteria in recommending and evaluating new nominees to the our board of directors and its committees from time to time:

•       Expertise and perspective needed to govern the business and strengthen and support top management—for example: strong financial expertise, knowledge of oil and gas exploration and development operations, and knowledge of the oil and gas industries.

•       Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

•       Interest and enthusiasm in the Company and a commitment to become involved in its future.

•       The time and energy to meet board commitments.

•       Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

•       Dedication to the highest ethical standards.

•       Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

•       An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination a new nominee for election to the board of directors shall be within the sole discretion of the incumbent directors. All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

Stockholder Nominations

Our directors will consider proposals for nominees to the board of directors from stockholders that are made in writing to Mr. Michael B. Young, Assistant Corporate Secretary, Whittier Energy Corporation, 333 Clay Street, Suite 700, Houston, Texas 77002. To nominate a director at the Annual Meeting, a stockholder must follow the procedures set forth in Section 2.2 of the Company’s Bylaws (available at the SEC’s website at www.sec.gov as an exhibit to the Company’s Form 8-K dated January 2, 2004), which require that a stockholder must be a stockholder of record at the time written notice of recommendation is delivered and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. For next year’s annual meeting, written stockholder recommendations on or before December 30, 2006, or such other time period as may be required or permitted by applicable law, and must meet all the requirements of Rule 14a-8. If a special meeting of stockholders at which directors are to be elected is called, written recommendations must be delivered to the Company at least ninety (90) days prior to the special meeting or within ten days after the public announcement of the date of the special meeting is first made. In the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The stockholder notice must set forth the following:

•       All information relating to each nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in Whittier’s proxy statement as a nominee for election to the board of directors and to serving as a director, if elected; and

•       For each nominating stockholder (and beneficial owner, if any, on whose behalf the nomination is made) such person’s name and address as they appear on the Company’s books, the class and number of shares of common stock that are owned beneficially and of record by such person, and an affirmative statement of whether such person intends to deliver a proxy statement and form of proxy to a sufficient number of stockholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Stockholder Communications with the Board

Stockholder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent in care of the Company’s Assistant Secretary at Whittier Energy Corporation, 333 Clay Street, Suite 700, Houston, Texas 77002. The Assistant Secretary will forward all stockholder communications to the board of directors or to particular directors as directed without screening such communications. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Stockholder Proposals

We anticipated that the Annual Meeting of Stockholders in 2007 will take place in May or June of that year. If the Annual Meeting of Stockholders in 2007 is scheduled within 30 days of the date of the 2006 Annual Meeting of Stockholders, the stockholder proposals for inclusion in our proxy materials for the Annual Meeting of Stockholders in 2007 must be received at our principal executive office in Houston, Texas, addressed to the Assistant Secretary of the Company, not later than December 30, 2006. If the Annual Meeting of Stockholders in 2007 is scheduled more than thirty (30) days from the date of the 2006 Annual Meeting of Stockholders, we will announce the deadline for the inclusion of stockholder proposals in our proxy materials in a quarterly report on Form 10-QSB or a current report on Form 8-K

AUDIT COMMITTEE REPORT

Whittier’s audit committee acts under a written charter adopted and approved by the board of directors in 2005. Each of the current members of Whittier’s audit committee is “independent” as defined by the listing standards for The NASDAQ Stock Market. The report of the audit committee of Whittier set forth below has been prepared and adopted by Whittier’s audit committee.

This report is presented regarding the matters relating to Whittier’s audited financial statements for the year ended December 31, 2005.

It is not the responsibility of the audit committee to plan or conduct audits or to determine that Whittier’s financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the audit committee to assure compliance with laws and regulations and Whittier’s conduct.

Whittier’s audit committee has reviewed the audited financial statements as of and for the fiscal year ended December 31, 2005, discussed with management such audited financial statements, received written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent auditors such auditor’s independence, the matters required to be discussed by the Statement on Auditing Standards 61, as amended by SAS No. 90, and other matters the audit committee deemed relevant and appropriate. The audit committee has also considered whether the independent auditors’ provision of non-audit services to Whittier is compatible with maintaining the auditors’ independence. The audit committee has concluded that the independent auditors are independent from Whittier and its management.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the fiscal year ended December 31, 2005 be included in Whittier’s Annual Report on Form 10-KSB for such fiscal year.

2005 Audit Committee
Charles O. Buckner, Chairman
David B. Kilpatrick
Ray R. Seegmiller

EXECUTIVE OFFICERS

BRYCE W. RHODES, age 53, has served on Whittier’s board of directors and as President and Chief Executive Officer since September 2003. Mr. Rhodes was a Vice President of Whittier Energy Company since its incorporation in 1991 through September 2003. In that capacity, he managed all aspects of its acquisitions and exploration investments and its day to day activities. Since April 1999, he has served on the board of directors of PYR Energy Corporation, a public oil and gas exploration company. Mr. Rhodes also served as an investment analyst for the M.H. Whittier Corporation, an independent oil company, from 1985 until 1991.

DANIEL SILVERMAN, age 43, has served as Whittier’s Chief Operating Officer since September 2003 and was a consultant to Whittier Energy Company and a Vice President of Whittier Operating, Inc. from April 2002 to September 2003. Mr. Silverman served as a consultant for Regent Energy Corporation from September 2000 until April 2002 and as an Executive Vice President of Business Development and Chief Operating Officer of Petrominerals Corporation, a publicly traded oil company, from September 1999 until September 2000. From 1995 until March 1999, Mr. Silverman was the Managing Director of Acquisitions and Divestitures and a member of the board of directors of Torch Energy Advisors, an oil and gas acquisition and consulting company. From 1992 to 1995, Mr. Silverman was Manager of Acquisitions and Divestitures at Apache Corporation, an international oil and gas company.

MICHAEL B. YOUNG, age 38, has served as Whittier’s Chief Financial Officer and Principal Accounting Officer since September 2003. Mr. Young was engaged as a financial consultant to various private clients, including Whittier Energy Company, from January 2003 through September 2003. Mr. Young was the Vice President and Chief Financial Officer of Chaparral Resources, Inc. from May 2002 until November 2002. Mr. Young also served as the Treasurer, Controller and Principal Financial and Accounting Officer of Chaparral from February 1998 until May 2002. From June 1991 until January 1998, Mr. Young worked in various capacities in the oil and gas tax practice of Arthur Andersen LLP, leaving the firm as a Tax Manager.

DALLAS PARKER, age 58, was appointed Corporate Secretary of Whittier in September 2003. Mr. Parker is a partner in the law firm of Thompson & Knight LLP in the corporate practice area, a position he has held for more than the past five years. He is a member and past Chairman of the Advisory board of directors of the Houston Technology Center, a technology accelerator. Mr. Parker is a Member of the American, Texas, and Houston Bar Associations.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the board of directors is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for executive officers and other employees. Following review and approval of executive compensation by the Compensation Committee, the recommendations of the Compensation Committee are submitted to the full board of directors for approval.

Until July 1, 2005, the members of the compensation committee were Messrs. Buckner, Sorensen, Jeffs, and Dahl. On that date, Messrs. Jeffs and Dahl resigned as members of the compensation committee in connection with the appointment of Messrs. Kilpatrick and Seegmiller to Whittier’s board of directors. Mr. Kilpatrick was then appointed to the compensation committee, joining Messrs. Buckner and Sorensen as “independent” directors pursuant to the NASDAQ Marketplace Rules.

With respect to 2005 compensation, the Compensation Committee obtained from Vivient Consulting, LLC an independent compensation firm, a report including comparable executive level compensation for oil and gas companies similar to Whittier Energy Corporation, as well as comprehensive recommendations for awarding compensation to the Company’s officers and directors, including salary, stock option or other incentive compensation. The Compensation Committee utilized the report provided by Vivient Consulting, as well as the performance factors further described below to assist in the determination of compensation. The Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between fair and reasonable cash compensation and incentives linked to our overall operating performance. To achieve this balance, executives have, in addition to their salaries and cash bonuses, been awarded stock options that reward executives through the creation of stockholder value.

The Compensation Committee takes into account that corporate performance, especially in the oil and gas industry, is often cyclical and that performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee prefers to examine and recommend executive compensation levels based on certain factors compared over a period of several consecutive years, rather than applying such factors on an isolated or “snapshot” basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in proved oil and gas reserves, increases in volumes of oil and gas sold, oil and gas finding costs and operating costs, cash flow growth, return on equity, increases in stockholder value, positioning the company for the future and the achievement by management of specific goals set by the board of directors from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign absolute weights or rankings to factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. The Compensation Committee believes that the mix between the cash and equity incentive opportunities currently in place for the executive officers is adequate to motivate and retain them.

In addition to the factors described above, in the case of Mr. Rhodes, the Chief Executive Officer and President, the Compensation Committee also considered Mr. Rhodes’ ability to achieve high levels of corporate governance and compliance, maintain and strengthen the Company’s relationships with the investment community, generate employee confidence and morale, and demonstrate other leadership qualities. Based upon the foregoing factors and considerations, the Compensation Committee approved a base salary of $200,000 for Mr. Rhodes upon his entry into an executive management contract in June 2005.

Section 162(m) of the U.S. Internal Revenue Code precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers, unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Although the Compensation Committee has not established a policy with respect to qualifying compensation paid to its executive officers under Section 162(m), the Compensation Committee will continue to assess the implications of Section 162(m) on executive compensation and determine what action, if any, will be appropriate.

2005 Compensation Committee
Arlo Sorensen, Chairman
Charles O. Buckner
David B. Kilpatrick

Summary of Annual Compensation

The following table sets forth compensation paid to our Chief Executive Officer and the other four most highly compensated executive officers (collectively, the “Named Executive Officers”) for 2003, 2004 and 2005:

	Annual Compensation					Long-Term Compensation
						Awards		Payouts
							Securities
					Other	Restricted	Underlying		All
Name and					Annual	Stock/	Options/	LTIP	Other
Principal Position	Year		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Bryce W. Rhodes	2005		$193,749	$85,000	—	—	83,773	—	—
President and Chief	2004		$175,000	$64,000	—	—	76,334	—	—
Executive Officer	2003	(1)	$115,966	$20,000	—	—	—	—	—
(9/03 to Present)
Daniel Silverman	2005		$185,417	$85,000	—	—	67,705	—	—
Chief Operating	2004		$155,000	$64,000	—	—	62,334	—	—
Officer	2003	(2)	$151,667	$20,000	—	—	—	—	—
(9/03 to Present)
Michael B. Young	2005		$183,333	$85,000	—	—	57,830	—	—
Chief Financial Officer,	2004		$150,000	$64,000	—	—	52,000	—	—
Treasurer, Controller	2003	(3)	$102,065	$20,000	—	—	—	—	—
and Assistant Secretary
(9/03 to Present)

(1)             Includes compensation paid by Whittier Energy Company (“WEC”) to Mr. Rhodes as Vice President of WEC for the period January 1, 2003 through August 31, 2003 and as President and Chief Executive Officer of Whittier for the period September 1, 2003 through December 31, 2003.

(2)             Includes compensation paid by WEC to Mr. Silverman as an independent consultant to WEC for the period January 1, 2003 through August 31, 2003 and as Chief Operating Officer of Whittier for the period September 1, 2003 through December 31, 2003.

(3)             Includes compensation paid by WEC to a Texas limited liability company wholly owned by Mr. Young for consulting services provided to WEC during the period from May 2003 through August 31, 2003, and as Chief Financial Officer of Whittier for the period September 1, 2003 through December 31, 2003.

Stock Options Granted in 2005

During 2005, the named executive officers below were granted an aggregate of 190,668 options to purchase shares of our common stock at an exercise price of $8.20 per share under the Long-Term Incentive Plan as follows:

Name	Grant Date	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2005	Exercise Price ($/Share)	Expiration Date
Bryce W. Rhodes	Nov. 3, 2005	83,773	(1)	18.4%	$8.20	Nov. 3, 2010
Daniel Silverman	Nov. 3. 2005	67,705	(2)	14.8%	$8.20	Nov. 3, 2010
Michael B. Young	Nov. 3, 2005	57,830	(3)	12.7%	$8.20	Nov. 3, 2010

(1)          Includes an option to acquire 26,782 shares of Whittier common stock that vests in three equal installments beginning on November 3, 2006, as well as a fully vested option to acquire 56,991 shares of Whittier common stock.

(2)          Includes an option to acquire 21,167 shares of Whittier common stock that vests in three equal installments beginning on November 3, 2006, as well as a fully vested option to acquire 46,538 shares of Whittier common stock.

(3)          Includes an option to acquire 19,007 shares of Whittier common stock that vests in three equal installments beginning on November 3, 2006, as well as a fully vested option to acquire 38,823 shares of Whittier common stock.

Fiscal Year-End Option Values and Stock Option Exercises

There were no option exercises during 2005 and all outstanding options were out of the money at December 31, 2005. The following tables contain information concerning the number and value of exercisable and unexercisable options held by our named executive officers as of December 31, 2005, as well as stock options exercised by the named executive officers during 2005:

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bryce W. Rhodes	-0-	n/a	82,436	77,671	$264,664	$328,768
Daniel Silverman	-0-	n/a	67,316	62,723	$216,122	$266,853
Michael B. Young	-0-	n/a	56,156	53,674	$180,293	$225,716

Long-Term Incentive Plan Awards in 2005

The Company did not grant any long-term incentive plan awards in 2005.

Compensation of Directors

Whittier’s board of directors approved a compensation package for non-employee directors effective July 14, 2005. Under the program, each non-employee director will receive $1,000 for attendance at each board meeting and an annual retainer of $34,000 payable in options to acquire Whittier common stock. The chair of Whittier’s Audit Committee will receive an additional annual retainer of $7,500 payable in stock options and members of the Audit and Compensation Committees will receive $500 for attendance at each committee meeting. Each non-employee member of the Executive Committee will receive an additional annual retainer of $10,000 in stock options for his participation on that committee. We anticipate that grants of stock options under the program will be made annually in conjunction with Whittier’s annual stockholder meeting. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or its committees and for other reasonable expenses related to the performance of their duties as directors. In addition, each non-employee director is eligible to receive stock option grants under Whittier’s Amended Stock Option Plan and Long-term Incentive Plan, subject to recommendation by Whittier’s compensation committee and approval by Whittier’s independent directors.

During 2005, Whittier paid a total of $21,000 in cash compensation to its directors, including $4,000 each to Messrs. Kilpatrick, Seegmiller and Buckner and $3,000 each to Messrs. Jeffs, Dahl, and Sorensen. During that period, Whittier also granted to non-employee directors a total of 98,511 options to acquire our common stock at an average exercise price of $8.20 per share, including 14,468 options granted each to Messrs. Kilpatrick, Seegmiller and Sorensen, 18,723 options granted to Messrs. Jeffs and Dahl, and 17,660 options granted to Mr. Buckner.

Employment Agreements

Each of Messrs. Rhodes, Silverman and Young entered into an executive employment agreement, effective June 1, 2005, which provides for a two-year term that renews automatically each year. The employment agreements provide that the annual base salary for each of the executives will be $200,000.

Upon an executive officer’s termination without cause, due to failure of the executive or the Company to meet performance standards established by the Company’s board of directors, “good reason” or in the event of a change in control of Whittier, the executive will be entitled to receive severance payments consisting of one year’s base salary, accrued but unpaid bonus awards and employee benefits for an additional year after termination and the executive’s stock options will immediately vest. Each employment agreement also contains non-competition and non-solicitation provisions that survive the agreement for a period of two years.

Report on Repricing of Options

The Company did not re-price any outstanding options in 2005.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. The following are the shareholdings of the Company’s directors and any stockholders who are known by the Company to own beneficially more than 5% of any class of its voting shares of as of May 1, 2006, the record date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Charles Oliver Buckner 333 Clay Street, Suite 700 Houston, Texas 77002	60,857	(1)	*
David A. Dahl 1600 Huntington Drive South Pasadena, California 91030	32,856	(2)	*
James A. Jeffs 1600 Huntington Drive South Pasadena, California 91030	32,856	(3)	*
David B. Kilpatrick 333 Clay Street, Suite 700 Houston, Texas 77002	14,468	(4)	*
Bryce W. Rhodes 333 Clay Street, Suite 700 Houston, Texas 77002	228,916	(5)	1.8%
Ray R. Seegmiller 333 Clay Street, Suite 700 Houston, Texas 77002	15,468	(6)	*
Daniel Silverman 333 Clay Street, Suite 700 Houston, Texas 77002	98,094	(7)	*
Arlo G. Sorensen 1600 Huntington Drive South Pasadena, California 91030	1,952,561	(8)	15.4%
Michael B. Young 333 Clay Street, Suite 700 Houston, Texas 77002	90,450	(9)	*
Friedman, Billings, Ramsey Group, Inc. 1001 19th Street North Arlington, Virginia 22209	1,792,120	(10)	14.3%
Friedman, Billings, Ramsey & Co., Inc. 1001 19th Street North Arlington, Virginia 22209	896,060	(11)	7.2%

Whittier Holdings, Inc. 100 W. Liberty Street, Suite 890 Reno, Nevada 89501-1952	1,153,267	(12)	9.2%
Whittier Trust Company 1600 Huntington Drive South Pasadena, California 91030	854,462	(13)	6.8%
Whittier Ventures LLC 1600 Huntington Drive South Pasadena, California 91030	1,923,960	(14)	15.2%
All Officers and Directors as a Group (9 persons)	2,526,525		19.3%

*       Less than 1%.

(1)   Represents (i) the vested portion of an option to purchase 17,334 shares of common stock granted to Mr. Buckner on January 8, 2004, vesting over three years, and a fully vested option to acquire 30,601 shares of common stock granted on November 3, 2005; and (ii) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock at an exercise price of $7.50 per share, purchased by Mr. Buckner on June 16, 2004. Also includes 8,700 shares of common stock acquired by Mr. Buckner on June 15, 2005.

(2)   Represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Dahl on January 8, 2004, vesting over a three year period, and a fully vested option to acquire 26,189 shares of common stock granted on November 3, 2005.

(3)   Represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Jeffs on January 8, 2004, vesting over a three year period, and a fully vested option to acquire 26,189 shares of common stock granted on November 3, 2005.

(4)   Represents a fully vested option to acquire 14,468 shares of common stock granted on November 3, 2005.

(5)   Represents (i) 83,636 shares of common stock owned by the Bryce W. Rhodes 1975 Trust, of which Mr. Rhodes is a trustee and the beneficiary, including 20,000 shares of common stock purchased on June 16, 2004; (ii) 17,400 shares of common stock owned by Adventure Seekers Travel, over which Mr. Rhodes, as President, is deemed to have voting control and dispositive power; (iii) a three-year warrant to purchase up to 20,000 shares of common stock at $7.50 per share, purchased by the Bryce W. Rhodes 1975 Trust on June 16, 2004; and (iv) the vested portion of an option to purchase 76,334 shares of common stock, granted to Mr. Rhodes on January 8, 2004, vesting over three years, and a fully vested option to acquire 56,991 shares of common stock granted on November 3, 2005.

(6)   Includes a fully vested option to acquire 14,468 shares of common stock granted on November 3, 2005.

(7)   Represents (i) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock purchased by Mr. Silverman on June 16, 2004; and (ii) the vested portion of an option to purchase 62,334 shares of common stock granted to Mr. Silverman on January 8, 2004, vesting over a three year period, and a fully vested option to acquire 46,538 shares of common stock granted on November 3, 2005.

(8)   As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares owned by Whittier Ventures, LLC described in footnote 14 below, which Mr. Sorensen is deemed to share voting and dispositive power of such shares as co-trustee of seventeen trusts that are the sole members of Whittier Ventures, LLC. Also represents the vested portion of an option to purchase 10,000 shares of common stock granted to Mr. Sorensen on January 8, 2004, vesting over a three year period, and a fully vested option to acquire 21,934 shares of common stock granted on November 3, 2005.

(9)   Represents (i) 5,000 shares of common stock and a three-year warrant to purchase up to 5,000 shares of common stock purchased by Mr. Young on June 16, 2004; and (ii) the vested portion of an option to purchase 52,000 shares of common stock granted to Mr. Young on January 8, 2004, vesting  over a three year period, and a fully vested option to acquire 38,823 shares of common stock granted on November 3, 2005. Also includes 6,960 shares of common stock purchased by Mr. Young on June 15, 2005.

(10) As disclosed in a filing on Schedule 13G filed with the SEC on June 24, 2005 and adjusted to reflect the one-for-three reverse split of our outstanding common stock effective July 1, 2005. Represents (i) 896,060 shares of common stock underlying 89,606 shares of Series A preferred stock held by Friedman, Billings, Ramsey Group, Inc., and (ii) 896.060 shares of common stock held by Friedman, Billings, Ramsey & Co.

(11) As disclosed in a filing on Schedule 13G filed with the SEC on June 24, 2005 and adjusted to reflect the one-for-three reverse split of our outstanding common stock effective July 1, 2005. Represents 896,060 shares of common stock held by Friedman, Billings, Ramsey & Co.

(12) As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares beneficially owned by (i) The Whittier Trust Company of Nevada, Inc. as disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003, and (ii) Whittier Trust Company as described in footnote 13 below. As the sole stockholder of each of The Whittier Trust Company of Nevada Inc., and Whittier Trust Company, Whittier Holdings, Inc. may be deemed to share voting and dispositive power with respect to the shares of common stock owned by each of The Whittier Trust Company of Nevada, Inc. and Whittier Trust.

(13) As disclosed in a joint filing on Schedule 13D filed with the SEC on September 22, 2003. Represents shares of common stock owned by various trusts of which Whittier Trust Company is the sole trustee or a co-trustee.

(14) As disclosed in an amendment to Schedule 13D filed with the SEC on August 23, 2004, including 117,500 shares of common stock and a three-year warrant to purchase up to 117,500 shares of common stock purchased by Whittier Ventures on June 16, 2004. Also includes 671,330 shares of common stock acquired by Whittier Ventures, LLC on June 15, 2005.

Certain Relationships and Related Transactions

Dallas Parker, Corporate Secretary of Whittier, is a partner at the law firm of Thompson & Knight LLP, which provides legal services to Whittier and its subsidiaries. For the fiscal year ended December 31, 2005, the total legal fees paid by Whittier to Thompson & Knight LLP represented less than one percent of the gross revenue of the firm.

Whittier’s Chief Operating Officer, Daniel Silverman, received a 4.63% net profits interest, or NPI, in Whittier’s investment in the Beaver Dam Creek Field upon completion of WEC’s acquisition of that property in 2002. The NPI entitled Mr. Silverman to 4.63% of our net operational cash flow from the field (i.e., revenues less operating costs and capital investment) after deducting related principal and interest payments under Whittier’s credit facility with Compass Bank. In March 2004, Whittier acquired the NPI from Mr. Silverman for $70,000.

In June 2004, Whittier closed a private placement with accredited investors for 460,000 shares of our common stock priced at $5.25 per share and warrants to purchase an additional 460,000 shares of common stock at an exercise price of $7.50 per share. The private offering was fully subscribed and resulted in total gross proceeds to Whittier of $2,415,000. Certain directors and officers of Whittier participated in the private placement, including Messrs. Rhodes, Silverman, Young, Buckner, and Parker, who acquired a total of 60,000 shares of common stock and warrants to acquire an additional 60,000 shares of common stock. Whittier Ventures, LLC, an affiliate of Whittier, acquired 117,500 shares of common stock and warrants to acquire an additional 117,500 shares of common stock at $7.50 per share. Exploration Capital Partners Limited Partnership acquired 132,500 shares of common stock and warrants to acquire an additional 132,500 shares of common stock at $7.50 per share. All officers, directors and beneficial owners of Whittier who participated in the offering, participated on the same terms and conditions as the non-affiliated investors. We also issued 9,938 shares of common stock and a related warrant to purchase an additional 9,938 shares of common stock at an exercise price of $7.50 per share to a registered broker/dealer, Global Resource Investments Ltd., as payment for services rendered as a placement agent in connection with the private offering. Exploration Capital Partners Limited Partnership and Global Resource Investments, Ltd. are indirectly controlled by a greater than 5% beneficial owner of Whittier, after taking into account their ownership received in Whittier as a result of the private placement.

On June 15, 2005, Whittier closed a private placement with accredited investors for 852,912 shares of our Series A preferred stock for a purchase price of $60 per share. The private offering was fully subscribed and resulted in total gross proceeds to Whittier of $50 million. Whittier paid Friedman, Billings, Ramsey & Co., Inc., a cash fee of 7% of the gross sales price of all shares of Series A preferred stock sold in the offering for providing services as placement agent with respect to those shares, except for (i) the sales of an aggregate of 179,212 shares to Friedman, Billings, Ramsey Group, Inc. and Friedman, Billings, Ramsey & Co., Inc., and 67,133 shares to Whittier Ventures LLC, at a 7% discounted purchase price of $55.80 per share and for which the placement agent did not receive a fee, and (ii) the sales of an aggregate of 55,568 shares to management, directors and certain other accredited investor affiliates of Whittier at a 4.2% discounted purchase price of $57.48 per share and for which the placement agent received a fee of 2.92% of the per share gross sale price. Messrs. Rhodes, Young, Buckner and Parker participated in this private placement and acquired a total of 3,741 shares of Series A preferred stock at the 4.2% discounted purchase price of $57.48 per share. The total cash fee paid by Whittier to Friedman, Billings, Ramsey & Co., Inc. for its services as placement agent was $2,407,510.

Whittier entered into a $150,000 consulting agreement with The Whittier Trust Company, an affiliate of Whittier, for the six-month period ended December 31, 2005. Under the agreement The Whittier Trust Company provided to Whittier various management advisory services, including financial and market analysis, investor relations and consultation regarding the Company’s disposition of certain marketable securities.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. On June 15, 2005, Messrs. Kilpatrick and Seegmiller were appointed to the Company’s board of directors and were required to file initial statements of beneficial ownership of the Company’s securities on Forms 3 within ten calendar days of their appointment. Messrs. Kilpatrick and Seegmiller subsequently filed these forms on January 26, 2006. On November 3, 2005, each of the executive officers and directors of the Company received grants of options to purchase shares of common stock of the Company at $8.20 per share and, consequently, were required to file statements of changes in beneficial ownership of the Company’s securities on Forms 4 within two business days of the date of grant. Each of the executive officers and directors of the Company filed these forms on January 26, 2006.

Except as noted above, to our knowledge, based solely on a review of the copies of such forms and amendments thereto furnished to the Company during the Company’s most recent fiscal year by the Company’s executive officers, directors, and persons who beneficially owned more than ten percent of a registered class of the Company’s equity securities, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis

ACCOUNTANTS

The Audit Committee recommended and approved the selection of the accounting firm of Grant Thornton LLP  (“Grant Thornton”) to replace the firm of Brown Armstrong Paulden McCown Starbuck & Keeter (“Brown Armstrong”) as the Company’s independent accountants for the calendar year ended December 31, 2004. Brown Armstrong did not resign or decline to stand for reelection, but was dismissed effective January 13, 2005 to allow the appointment of Grant Thornton as the Company’s principal accountants as of the same date. Brown Armstrong’s opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. The Company is not aware of any disagreements with the Company’s former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no reportable events pursuant to Item 304(a)(iv) of Regulation S-B.

The Company previously disclosed the change in its principal accountants in its Form 8-K filed with the Securities and Exchange Commission on January 18, 2005. At that time, the Company provided Brown Armstrong with a copy of the disclosures made therein in response to the disclosures required by Item 304(a) of Regulation S-B. The former accountant was provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made in response to this Item, which was attached as an Exhibit to the Form 8-K at the time it was filed.

We anticipate that representatives of Grant Thornton LLP will attend the Annual Meeting and will be available to answer questions concerning the Company’s audit for 2005.

Audit Fees

The Company’s principal accountants billed fees of approximately $187,300 and $113,900 for the fiscal years ended December 31, 2005 and 2004, respectively, for the audit of the Company’s annual financial statements and review of quarterly financial statements reported on Form 10-QSB.

Audit Related Fees

The Company’s principal accountants billed audit related fees of $178,810 and $6,777 for the fiscal years ended December 31, 2005 and 2004, respectively. Audit related fees incurred during 2005 were for the audit and review of financial statements relating to the Company’s material acquisition of RIMCO Production Company, Inc. in June 2005 and the preparation of registration statements filed by the Company on Forms SB-2 during the latter half of 2005. Audit related fees during 2004 were for the audit and review of the financial statements relating to the Company’s material acquisition of three South Texas gas properties in June 2004 and due to a registration statement filed by the Company on Form SB-2 in September 2004.

Tax Fees

The Company’s principal accountants billed the Company $9,740 in fees during fiscal years 2005 for tax compliance, advice or planning services. No tax related fees were billed to the Company by its principal accountants for the year ended December 31, 2004.

All Other Fees

The Company was not billed for any other fees by its principal accountants during the fiscal years ended December 31, 2005 or 2004.

The Audit Committee requires that all audit and non-audit services performed by the Company’s principal accountants are pre-approved by the entire Audit Committee or by one or more members delegated to do so by the entire Committee.

[Proxy Card]

WHITTIER ENERGY CORPORATION

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on  June 27, 2006 (the “Annual Meeting”), and a Proxy Statement furnished by the board of directors of Whittier Energy Corporation (the “Company”) for the Annual Meeting. I appoint James A. Jeffs and David A. Dahl, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on June 27, 2006 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

1.                                       Election of directors.

FOR all nominees listed	FOR all nominees with	WITHHOLD authority for
below with no exceptions:	exceptions noted below:	all nominees listed below:
[ ]	[ ]	[ ]

Nominees:	James A. Jeffs
Bryce W. Rhodes
Charles O. Buckner
David A. Dahl
David B. Kilpatrick
Ray R. Seegmiller
Arlo G. Sorensen

(INSTRUCTION: To withhold authority to vote for one or more of the nominee(s), write the nominee(s) name for which you wish to withhold authority to vote for in the space provided below entitled “Exceptions.”)

Exceptions:

2.                                       In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

The Company’s board of directors recommends a vote FOR proposal 1.

(PLEASE READ INSTRUCTIONS ON THE REVERSE SIDE AND EXECUTE)

[Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSAL 1.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:		, 2006

Signature:

Signature:
(if held jointly)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian, trustee or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope.